Exhibit 99.1

CERTIFICATION UNDER SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies that this periodic report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Gradco Systems, Inc.

Date: March 28, 2003	/s/ Martin E. Tash
Martin E. Tash
Chairman of the Board,
President and Chief Executive Officer

Date: March 28, 2003	/s/ Harland L. Mischler
Harland L. Mischler
Executive Vice President,
Chief Financial Officer